AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        This Amendment (“Amendment”) is entered into as of the 17th day of February 2020, by and between Home Bank, N.A. (the “Bank”) and Joseph B. Zanco (the “Executive”).

WITNESSETH

        WHEREAS, the Bank and the Executive previously entered into an Amended and Restated Employment Agreement, dated as of May 20, 2019 (the “Agreement”); and

        WHEREAS, the parties desire to amend the Agreement in order to (i) extend its term for an additional year, as provided in Sections 2(a) and (b) and (ii) make certain revisions to Clauses (A) and (B) of Section 5(f).

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.The last sentence in Section 2(a) of the Agreement is amended and restated to read as follows: “The terms and conditions of this Agreement shall be and remain in effect during the period beginning on the Effective Date of this Agreement and ending on May 20, 2022, plus such additional extensions, if any, as are provided pursuant to Section 2(b) hereof (the “Employment Period”).”

2.Clause (A) of Section 5(f) of the Agreement is amended and restated to read as follows: “pay to the Executive, in a lump sum as of the Date of Termination (or if applicable, the later date of a Change in Control), a cash severance amount equal to two (2) times his Annual Compensation, and”.

3.The reference to “twelve (12) months” in Clause (B)(i) of Section 5(f) is amended and restated to read “twenty-four (24) months”.

4.Except to the extent expressly amended hereby, the Agreement shall continue unmodified and shall remain in full force and effect.

        IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

              HOME BANK, N. A.

             By: /s/ John W. Bordelon
              John W. Bordelon
              President and Chief Executive Officer

              EXECUTIVE

              /s/ Joseph B. Zanco
              Joseph B. Zanco